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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the use of our report dated June 11, 1999 (except Note 20, as to which the date is June 28, 1999), included in the Form 10-K of FiNet.com, Inc. and subsidiaries for the year ended April 30, 1999, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

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San Francisco, California
March 14, 2000